EXHIBIT A

RULE 424b3
FORM F6  333141904

      EFFECTIVE FEBRUARY 19
2008 JSC MMC NORILSK NICKEL
CHANGED THE RATIO ON ITS
AMERICAN DEPOSITARY
RECEIPTS ADRs FROM ONE 1
AMERICAN DEPOSITARY SHARE
ADS REPRESENTING ONE 1
DEPOSITED SHARE TO TEN 10 ADSs
REPRESENTING ONE 1 DEPOSITED
SHARE.
American Depositary Share represents
one Deposit Share

IT IS EXPECTED THAT SHARES
DEPOSITED HEREUNDER WILL BE
REGISTERED ON THE SHARE
REGISTRAR MAINTAINED BY THE
RUSSIAN SHARE REGISTRAR IN THE
NAME OF THE DEPOSITARY OR ITS
NOMINEE OR OF THE CUSTODIAN
OR ITS NOMINEE.  OWNERS AND
BENEFICIAL OWNERS SHOULD BE
AWARE HOWEVER THAT RUSSIAS
SYSTEM OF SHARE REGISTRATION
AND CUSTODY CREATES CERTAIN
RISKS OF LOSS THAT ARE NOT
NORMALLY ASSOCIATED WITH
INVESTMENTS IN CERTAIN OTHER
SECURITIES MARKETS.  THE
DEPOSITARY WILL NOT BE LIABLE
FOR THE UNAVAILABILITY OF
SHARES OR FOR THE FAILURE TO
MAKE ANY DISTRIBUTION OF CASH
OR PROPERTY WITH RESPECT
THERETO AS A RESULT OF SUCH
UNAVAILABILITY.
THE DEPOSITARY HAS BEEN
ADVISED BY RUSSIAN COUNSEL
THAT COURTS IN THE RUSSIAN
FEDERATION NORMALLY WILL NOT
RECOGNIZE OR ENFORCE
JUDGMENTS OBTAINED IN THE NEW
YORK COURTS.
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR COMMON STOCK OF
THE NOMINAL VALUE OF ONE
RUBLE EACH OF
JSC MMC NORILSK NICKEL
INCORPORATED UNDER THE LAWS
OF THE RUSSIAN FEDERATION
            The Bank of New York as
depositary hereinafter called the Depositary hereby certifies that or registered assigns IS
THE OWNER OF
AMERICAN DEPOSITARY SHARES
representing deposited common stock
nominal value one Ruble each herein called
Shares of JSC MMC Norilsk Nickel
incorporated under the laws of the Russian
Federation herein called the Company. At the date hereof each American Depositary
Share represents one Share deposited or
subject to deposit under the Deposit
Agreement as such term is hereinafter
defined at the Moscow Russian Federation office of ING Bank herein called the Custodian. The Depositarys Corporate
Trust Office is located at a different address than its principal executive office. Its
Corporate Trust Office is located at 101
Barclay Street New York N.Y. 10286 and
its principal executive office is located at One Wall Street New York N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET NEW YORK
N.Y. 10286


1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt
is one of an issue herein called Receipts all
issued and to be issued upon the terms and
conditions set forth in the deposit
agreement dated as of June 15 2001 as
amended and restated as of October 4 2001
herein called the Deposit Agreement by and
among the Company RAO Norilsk Nickel
the Depositary and all Owners and
Beneficial Owners from time to time of
Receipts issued thereunder each of whom
by accepting a Receipt agrees to become a
party thereto and become bound by all the
terms and conditions thereof.  The Deposit
Agreement sets forth the rights of Owners
and Beneficial Owners of the Receipts and
the rights and duties of the Depositary in
respect of the Shares deposited thereunder
and any and all other securities property
and cash from time to time received in
respect of such Shares and held thereunder
such Shares securities property and cash are
herein called Deposited Securities.  Copies
of the Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the
Custodian.
      The statements made on the face
and reverse of this Receipt are summaries
of certain provisions of the Deposit
Agreement and are qualified by and subject
to the detailed provisions of the Deposit
Agreement to which reference is hereby
made.  Capitalized terms defined in the
Deposit Agreement and not defined herein
shall have the meanings set forth in the
Deposit Agreement.
2.	SURRENDER OF RECEIPTS
AND WITHDRAWAL OF
SHARES.
      Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt accompanied by such documents as
the Depositary may require including a
purchase/sale contract relating to the
transfer of the Shares and upon payment of
the fee of the Depositary provided in this
Receipt and subject to the terms and
conditions of the Deposit Agreement the
Owner hereof is entitled to delivery to him
or upon his order of the Deposited
Securities at the time represented by the
American Depositary Shares for which this
Receipt is issued.  Delivery of such
Deposited Securities may be made by the
delivery of a certificates or other
documents evidencing title including
extracts from the Share Register in the
name of the Owner hereof or as ordered by
him or properly endorsed or accompanied
by proper instruments of transfer and b any
other securities property and cash to which
such Owner is then entitled in respect of
this Receipt.  The Depositary shall direct
the Custodian or its agents to cause the
transfer and recordation by the Russian
Share Registrar on the Share Register of the
Shares being withdrawn in the name of
such Owner or as directed by him as above
provided and the Company shall ensure that
such transfer and recordation is promptly
effected.  Upon such transfer and
recordation the Custodian shall deliver at
the Moscow Russian Federation office of
the Custodian subject to Sections 2.06 3.01
and 3.02 and to the other terms and
conditions of the Deposit Agreement to or
upon the written order of the person or
persons designated in the order delivered to
the Depositary as above provided
documents evidencing title including
extracts from the Share Register for the
amount of Deposited Securities represented
by the American Depositary Shares
evidenced by this Receipt except that if and
to the extent practicable the Depositary
may make delivery to such person or
persons at the Corporate Trust Office of the
Depositary of any dividends or
distributions with respect to the Deposited
Securities represented by the American
Depositary Shares evidenced by such
Receipt or of any proceeds of sale of any
dividends distributions or rights which may
at the time be held by the Depositary.  At
the request risk and expense of any Owner
so surrendering this Receipt and for the
account of such Owner the Depositary shall
direct the Custodian to forward any cash or
other property other than rights comprising
and forward a certificate or certificates and
other proper documents evidencing title for
as described above the Deposited Securities
represented by the American Depositary
Shares evidenced by such Receipt to the
Depositary for delivery at the Corporate
Trust Office of the Depositary.  Such
direction shall be given by letter or at the
request risk and expense of such Owner by
cable telex or facsimile transmission.
3.	TRANSFERS SPLITUPS AND
COMBINATIONS OF
RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary
at its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes and the expenses
of the Depositary and upon compliance
with such regulations if any as the
Depositary may establish for such purpose.
This Receipt may be split into other such
Receipts or may be combined with other
such Receipts into one Receipt evidencing
the same aggregate number of American
Depositary Shares as the Receipt or
Receipts surrendered.  As a condition
precedent to the execution and delivery
registration of transfer splitup combination
or surrender of any Receipt or withdrawal
of any Deposited Securities the Depositary
the Custodian or Registrar may require
payment from the depositor of the Shares
or the presenter of the Receipt of a sum
sufficient to reimburse it for any tax or
other governmental charge and any stock
transfer or registration fee with respect
thereto including any such tax or charge
and fee with respect to Shares being
deposited or withdrawn and payment of any
applicable fees and expenses as provided in
this Receipt may require the production of
proof satisfactory to it as to the identity and
genuineness of any signature and may also
require compliance with any regulations the
Depositary may establish consistent with
the provisions of the Deposit Agreement or
this Receipt including without limitation
this Article 3.
      The delivery of Receipts against
deposit of Shares generally or against
deposit of particular Shares may be
suspended or the transfer of Receipts in
particular instances may be refused or the
registration of transfer of outstanding
Receipts generally may be suspended
during any period when the transfer books
of the Depositary are closed or if any such
action is deemed necessary or advisable by
the Depositary or the Company at any time
or from time to time because of any
requirement of law or of any government or
governmental body or commission or under
any provision of the Deposit Agreement or
this Receipt or for any other reason subject
to the provisions of the following sentence.
Notwithstanding anything to the contrary in
the Deposit Agreement or this Receipt the
surrender of outstanding Receipts and
withdrawal of Deposited Securities may not
be suspended subject only to i temporary
delays caused by closing the transfer books
of the Depositary or the Company or the
deposit of Shares in connection with voting
at a shareholders meeting or the payment of
dividends ii the payment of fees taxes and
similar charges and iii compliance with any
U.S. or foreign laws or governmental
regulations relating to the Receipts or to the
withdrawal of the Deposited Securities.
Without limitation of the foregoing the
Depositary shall not knowingly accept for
deposit under the Deposit Agreement any
Shares required to be registered under the
provisions of the Securities Act of 1933
unless a registration statement is in effect
as to such Shares.
4.	LIABILITY OF OWNER OR
BENEFICIAL OWNER FOR
TAXES.
      If any tax or other governmental
charge shall become payable with respect
to any Receipt or any Deposited Securities
represented hereby such tax or other
governmental charge shall be payable by
the Owner or Beneficial Owner hereof to
the Depositary and such Owner or
Beneficial Owner shall be deemed liable
therefor.  In addition to any other remedies
available to it the  Depositary may refuse to
effect any transfer of this Receipt or any
withdrawal of Deposited Securities
represented by American Depositary Shares
evidenced by such Receipt until such
payment is made and may withhold any
dividends or other distributions or may sell
for the account of the Owner or Beneficial
Owner hereof any part or all of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt and may apply such dividends
or other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge and the Owner or
Beneficial Owner hereof shall remain liable
for any deficiency.  The obligations of
Owners and Beneficial Owners under this
Article 4 shall survive any transfer of
Receipts pursuant to Section 2.04 of the
Deposit Agreement any surrender of
Receipts and withdrawal of Deposited
Securities pursuant to Section 2.05 of the
Deposit Agreement or the termination of
the Deposit Agreement pursuant to
Section 6.02 of the Deposit Agreement.
5.	WARRANTIES ON DEPOSIT
OF SHARES.
      Every person depositing Shares
under the Deposit Agreement shall be
deemed thereby to represent and warrant
that such Shares and each certificate
therefor are validly issued fully paid
nonassessable and free of any preemptive
rights of the holders of outstanding Shares
and that the person making such deposit is
duly authorized so to do.  Every such
person shall also be deemed to represent
that such Shares and the Receipts
evidencing American Depositary Shares
representing such Shares would not be
Restricted Securities.  Such representations
and warranties shall survive the deposit of
Shares and issuance of Receipts.
6.	FILING PROOFS
CERTIFICATES AND OTHER
INFORMATION.
      Any person presenting Shares for
deposit or any Owner or Beneficial Owner
of a Receipt may be required from time to
time to file with the Depositary or the
Custodian such proof of citizenship or
residence exchange control approval or
such information relating to the registration
on the books of the Company or the
Foreign Registrar if applicable to execute
such certificates and to make such
representations and warranties as the
Depositary may deem necessary or proper.
Subject to Article 24 the Depositary may
withhold the delivery or registration of
transfer of any Receipt or the distribution
of any dividend or sale or distribution of
rights or of the proceeds thereof or the
delivery of any Deposited Securities until
such proof or other information is filed or
such certificates are executed or such
representations and warranties made.  No
Share shall be accepted for deposit unless
accompanied by evidence satisfactory to
the Depositary that any necessary approval
has been granted by any governmental
body in the Russian Federation which is
then performing the function of the
regulation of currency exchange.
7.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the fees
reasonable expenses and outofpocket
charges of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Company from time
to time.  The Depositary shall present its
statement for such charges and expenses to
the Company once every three months.
The charges and expenses of the Custodian
are for the sole account of the Depositary.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any Owner of
Receipts or by any party surrendering
Receipts or to whom Receipts are issued
including without limitation issuance
pursuant to a stock dividend or stock split
declared by the Company or an exchange
of stock regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.03 of the
Deposit Agreement whichever applicable
1 taxes and other governmental charges
2 such registration fees as may from time to
time be in effect for the registration of
transfers of Shares generally on the Share
Register of the Company maintained by the
Russian Share Registrar and applicable to
transfers of Shares to the name of the
Depositary or its nominee or the Custodian
or its nominee on the making of deposits or
withdrawals under the terms of the Deposit
Agreement 3 such cable telex and facsimile
transmission expenses as are expressly
provided in the Deposit Agreement 4 such
expenses as are incurred by the Depositary
in the conversion of foreign currency
pursuant to Section 4.05 of the Deposit
Agreement 5 a fee of 5.00 or less per 100
American Depositary Shares or portion
thereof for the execution and delivery of
Receipts pursuant to Section 2.03 4.03 or
4.04 of the Deposit Agreement and the
surrender of Receipts pursuant to
Section 2.05 or 6.02 of the Deposit
Agreement 6 a fee of .02 or less per
American Depositary Share or portion
thereof for any cash distribution made
pursuant to Sections 4.01 through 4.04 of
the Deposit Agreement 7 a fee of .01 or less
per American Depositary Share or portion
thereof per year to cover such expenses as
are incurred for inspections by the
Depositary the Custodian or their
respective agents of the Share Register
maintained by the Russian Share Registrar
Such fee shall be assessed against Owners
of record as of the date or dates set by the
Depositary in accordance with Section 4.06
and shall be collected at the sole discretion
of the Depositary by billing such Owners
for such fee or by deducting such fee from
one or more cash dividends or other cash
distributions. and 8 a fee for the distribution
of securities pursuant to Section 4.02 of the
Deposit Agreement such fee being in an
amount equal to the fee for the execution
and delivery of American Depositary
Shares referred to above which would have
been charged as a result of the deposit of
such securities for purposes of this clause 8
treating all such securities as if they were
Shares but which securities are instead
distributed by the Depositary to Owners.
      The Depositary subject to Article 8
hereof may own and deal in any class of
securities of the Company and its affiliates
and in Receipts.
8.	PRERELEASE OF RECEIPTS.
      Notwithstanding Section 2.03 of the
Deposit Agreement the Depositary may
execute and deliver Receipts prior to the
receipt of Shares pursuant to Section 2.02
of the Deposit Agreement a PreRelease.
The Depositary may pursuant to Section
2.05 of the Deposit Agreement deliver
Shares upon the receipt and cancellation of
Receipts which have been PreReleased
whether or not such cancellation is prior to
the termination of such PreRelease or the
Depositary knows that such Receipt has
been PreReleased.  The Depositary may
receive Receipts in lieu of Shares in
satisfaction of a PreRelease.  Each
PreRelease will be a preceded or
accompanied by a written representation
from the person to whom Receipts are to be
delivered that such person or its customer
owns the Shares or Receipts to be remitted
as the case may be b at all times fully
collateralized with cash or such other
collateral as the Depositary deems
appropriate c terminable by the Depositary
on not more than five 5 business days
notice and d subject to such further
indemnities and credit regulations as the
Depositary deems appropriate.  The number
of American Depositary Shares which are
outstanding at any time as a result of
PreRelease will not normally exceed thirty
percent 30 of the Shares deposited under
the Deposit Agreement provided however
that the Depositary reserves the right to
change or disregard such limit from time to
time as it deems appropriate and may with
the prior written consent of the Company
change such limit from time to time for
purposes of general application.  The
Depositary will also set Dollar limits with
respect to PreRelease transactions to be
entered into under the Deposit Agreement
with any particular PreReleasee on a
casebycase basis as the Depositary deems
appropriate.  For purposes of enabling the
Depositary to fulfill its obligations to the
Owners under the Deposit Agreement the
collateral referred to in clause b above will
be held by the Depositary in connection
with a PreReleasees obligations to the
Depositary in connection with a PreRelease
transaction including the PreReleasees
obligation to deliver Shares or Receipts
upon termination of a PreRelease
transaction and shall not for the avoidance
of doubt constitute Deposited Securities
under the Deposit Agreement.
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive Owner and Beneficial
Owner of this Receipt by accepting or
holding the same consents and agrees that
title to this Receipt when properly endorsed
or accompanied by proper instruments of
transfer is transferable by delivery with the
same effect as in the case of a negotiable
instrument under the laws of New York
provided however that the Depositary
notwithstanding any notice to the contrary
may treat the person in whose name this
Receipt is registered on the books of the
Depositary as the absolute owner hereof for
the purpose of determining the person
entitled to distribution of dividends or other
distributions or to any notice provided for
in the Deposit Agreement or for all other
purposes and neither the Depositary nor the
Company will have any obligation or be
subject to any liability under the Deposit
Agreement to any holder of this Receipt
unless such holder is the Owner hereof.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement
or be valid or obligatory for any purpose
unless this Receipt shall have been
executed by the Depositary by the manual
signature of a duly authorized signatory of
the Depositary provided however that such
signature may be a facsimile if a Registrar
for the Receipts shall have been appointed
and such Receipts are countersigned by the
manual or facsimile signature of a duly
authorized officer of the Registrar.
11.	REPORTS INSPECTION OF
TRANSFER BOOKS.
      The Company currently furnishes
the Securities and Exchange Commission
hereinafter called the Commission with
certain public reports and documents
required by foreign law or otherwise under
Rule 12g32b under the Securities Exchange
Act of 1934.  Such reports and
communications will be available for
inspection and copying by Owners and
Beneficial Owners at the public reference
facilities maintained by the Commission
located at 450 Fifth Street N.W.
Washington D.C. 20549.
      The Depositary will make available
for inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications including any proxy
soliciting material received from the
Company which are both a received by the
Depositary as the holder of the Deposited
Securities and b made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary will also
send to Owners of Receipts i copies of such
reports when furnished by the Company
pursuant to Section 5.06 of the Deposit
Agreement ii copies of any written
communications provided to the Depositary
by the Russian Share Registrar pursuant to
Section 5.13bv of the Deposit Agreement
and iii copies of any notices given or
required to be given by the Depositary
pursuant to Section 5.13d of the Deposit
Agreement.  Any such reports and
communications including any such proxy
soliciting material furnished to the
Depositary by the Company shall be
furnished in English to the extent such
materials are required to be translated into
English pursuant to any regulations of the
Commission.
      The Depositary will keep books at
its Corporate Trust Office for the
registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners of
Receipts provided that such inspection shall
not be for the purpose of communicating
with Owners of Receipts in the interest of a
business or object other than the business
of the Company or a matter related to the
Deposit Agreement or the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary receives
any cash dividend or other cash distribution
on any Deposited Securities the Depositary
will if at the time of receipt thereof any
amounts received in a foreign currency can
in the judgment of the Depositary be
converted on a reasonable basis into United
States dollars transferable to the United
States and subject to the Deposit
Agreement convert such dividend or
distribution into dollars and will as
promptly as practicable distribute the
amount thus received net of the fees and
expenses of the Depositary as provided in
Article 7 hereof and Section 5.09 of the
Deposit Agreement to the Owners of
Receipts entitled thereto provided however
that in the event that the Company or the
Depositary is required to withhold and does
withhold from any cash dividend or other
cash distribution in respect of any
Deposited Securities an amount on account
of taxes the amount distributed to the
Owners of the Receipts evidencing
American Depositary Shares representing
such Deposited Securities shall be reduced
accordingly.
      Subject to the provisions of
Section 4.11 and 5.09 of the Deposit
Agreement whenever the Depositary
receives any distribution other than a
distribution described in Section 4.01 4.03
or 4.04 of the Deposit Agreement the
Depositary will as promptly as practicable
cause the securities or property received by
it to be distributed to the Owners entitled
thereto in any manner that the Depositary
may deem equitable and practicable for
accomplishing such distribution provided
however that if in the opinion of the
Depositary such distribution cannot be
made proportionately among the Owners of
Receipts entitled thereto or if for any other
reason the Depositary deems such
distribution not to be feasible the
Depositary may adopt such method as it
may deem equitable and practicable for the
purpose of effecting such distribution
including but not limited to the public or
private sale of the securities or property
thus received or any part thereof and the net
proceeds of any such sale net of the fees
and expenses of the Depositary as provided
in Article 7 hereof and Section 5.09 of the
Deposit Agreement will be distributed by
the Depositary to the Owners of Receipts
entitled thereto all in the manner and
subject to the conditions described in
Section 4.01 of the Deposit Agreement.
      If any distribution consists of a
dividend in or free distribution of Shares
the Depositary may distribute to the
Owners of outstanding Receipts entitled
thereto additional Receipts evidencing an
aggregate number of American Depositary
Shares representing the amount of Shares
received as such dividend or free
distribution subject to the terms and
conditions of the Deposit Agreement with
respect to the deposit of Shares and the
issuance of American Depositary Shares
evidenced by Receipts including the
withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees and expenses of the
Depositary as provided in Article 7 hereof
and Section 5.09 of the Deposit Agreement.
In lieu of delivering Receipts for fractional
American Depositary Shares in any such
case the Depositary will sell the amount of
Shares represented by the aggregate of such
fractions and distribute the net proceeds all
in the manner and subject to the conditions
described in Section 4.01 of the Deposit
Agreement.  If additional Receipts are not
so distributed each American Depositary
Share shall thenceforth also represent the
additional Shares distributed upon the
Deposited Securities represented thereby.
      In the event that the Depositary
determines that any distribution in property
including Shares and rights to subscribe
therefor or any deposit of Shares transfer of
Receipts or withdrawal of Deposited
Securities under the Deposit Agreement is
subject to any tax or other governmental
charge which the Depositary determines in
its absolute discretion it is or may be
obligated to withhold the Depositary may
by public or private sale dispose of all or a
portion of such property including Shares
and rights to subscribe therefor in such
amounts and in such manner as the
Depositary deems necessary and
practicable to pay any such taxes or charges
and the Depositary shall distribute the net
proceeds of any such sale after deduction of
such taxes or charges to the Owners of
Receipts entitled thereto.
13.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders
of any Deposited Securities any rights to
subscribe for additional Shares or any
rights of any other nature the Depositary
after consultation with the Company shall
have discretion as to the procedure to be
followed in making such rights available to
any Owners or in disposing of such rights
on behalf of any Owners and making the
net proceeds available to such Owners or if
by the terms of such rights offering or for
any other reason the Depositary may not
either make such rights available to any
Owners or dispose of such rights and make
the net proceeds available to such Owners
then the Depositary shall allow the rights to
lapse.  If at the time of the offering of any
rights the Depositary determines in its
discretion that it is lawful and feasible to
make such rights available to all or certain
Owners but not to other Owners the
Depositary may distribute to any Owner to
whom it determines the distribution to be
lawful and feasible in proportion to the
number of American Depositary Shares
held by such Owner warrants or other
instruments therefor in such form as it
deems appropriate.
      In circumstances in which rights
would otherwise not be distributed if an
Owner of Receipts requests the distribution
of warrants or other instruments in order to
exercise the rights allocable to the
American Depositary Shares of such
Owner hereunder the Depositary will make
such rights available to such Owner upon
written notice from the Company to the
Depositary that a the Company has elected
in its sole discretion to permit such rights to
be exercised and b such Owner has
executed such documents as the Company
has determined in its sole discretion are
reasonably required under applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to
all or certain Owners then upon instruction
from such an Owner pursuant to such
warrants or other instruments to the
Depositary from such Owner to exercise
such rights upon payment by such Owner
to the Depositary for the account of such
Owner of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights and upon payment of
the fees and expenses of the Depositary and
any other charges as set forth in such
warrants or other instruments the
Depositary shall on behalf of such Owner
exercise the rights and purchase the Shares
and the Company shall cause the Shares so
purchased to be delivered to the Depositary
on behalf of such Owner.  As agent for
such Owner the Depositary will cause the
Shares so purchased to be deposited
pursuant to Section 2.02 of the Deposit
Agreement and shall pursuant to
Section 2.03 of the Deposit Agreement
execute and deliver Receipts to such
Owner.  In the case of a distribution
pursuant to the second paragraph of this
Article 13 such Receipts shall be legended
in accordance with applicable U.S. laws
and shall be subject to the appropriate
restrictions on sale deposit cancellation and
transfer under such laws.
      If the Depositary determines in its
discretion that it is not lawful and feasible
to make such rights available to all or
certain Owners it may sell the rights
warrants or other instruments in proportion
to the number of American Depositary
Shares held by the Owners to whom it has
determined it may not lawfully or feasibly
make such rights available and allocate the
net proceeds of such sales net of the fees
and expenses of the Depositary as provided
in Section 5.09 of the Deposit Agreement
and all taxes and governmental charges
payable in connection with such rights and
subject to the terms and conditions of the
Deposit Agreement for the account of such
Owners otherwise entitled to such rights
warrants or other instruments upon an
averaged or other practical basis without
regard to any distinctions among such
Owners because of exchange restrictions or
the date of delivery of any Receipt or
otherwise.
      The Depositary will not offer rights
to Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act of 1933 with respect to a
distribution to all Owners or are registered
under the provisions of such Act provided
that nothing in this Deposit Agreement
shall create any obligation on the part of the
Company to file a registration statement
with respect to such rights or underlying
securities or to endeavor to have such a
registration statement declared effective.  If
an Owner of Receipts requests the
distribution of warrants or other
instruments notwithstanding that there has
been no such registration under such Act
the Depositary shall not effect such
distribution unless it has received an
opinion from recognized counsel in the
United States for the Company upon which
the Depositary may rely that such
distribution to such Owner is exempt from
such registration.
      The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
14.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary shall
receive foreign currency by way of
dividends or other distributions or the net
proceeds from the sale of securities
property or rights into the Depositarys
foreign investment account in the Russian
Federation and if at the time of the receipt
thereof the foreign currency so received can
in the judgment of the Depositary be
converted on a reasonable basis into
Dollars and the resulting Dollars
transferred to the United States the
Depositary shall convert or cause to be
converted by sale or in any other manner
that it may determine such foreign currency
into Dollars and such Dollars shall be
distributed to the Owners entitled thereto or
if the Depositary shall have distributed any
warrants or other instruments which entitle
the holders thereof to such Dollars then to
the holders of such warrants and/or
instruments upon surrender thereof for
cancellation.  Such distribution may be
made upon an averaged or other practicable
basis without regard to any distinctions
among Owners on account of exchange
restrictions the date of delivery of any
Receipt or otherwise and shall be net of any
expenses of conversion into Dollars
incurred by the Depositary as provided in
Section 5.09 of the Deposit Agreement.
      If such conversion or distribution
can be effected only with the approval or
license of any government or agency
thereof the Depositary shall file such
application for approval or license if any as
it may in its sole discretion deem desirable.
      If at any time the Depositary shall
determine that in its judgment any foreign
currency received by the Depositary or the
Custodian is not convertible on a
reasonable basis into Dollars transferable to
the United States or if any approval or
license of any government or agency
thereof which is required for such
conversion is denied or in the opinion of
the Depositary is not obtainable or if any
such approval or license is not obtained
within a reasonable period as determined
by the Depositary the Depositary may
distribute the foreign currency or an
appropriate document evidencing the right
to receive such foreign currency received
by the Depositary to or in its discretion may
hold such foreign currency uninvested and
without liability for interest thereon for the
respective accounts of the Owners entitled
to receive the same.
      If any such conversion of foreign
currency in whole or in part cannot be
effected for distribution to some of the
Owners entitled thereto the Depositary may
in its discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the
foreign currency received by the
Depositary to or hold such balance
uninvested and without liability for interest
thereon for the respective accounts of the
Owners entitled thereto.
15.	RECORD DATES.
      Whenever any cash dividend or
other cash distribution shall become
payable or any distribution other than cash
shall be made or whenever rights shall be
issued with respect to the Deposited
Securities or whenever the Depositary shall
receive notice of any meeting of holders of
Shares or other Deposited Securities or
whenever for any reason the Depositary
causes a change in the number of Shares
that are represented by each American
Depositary Share or whenever the
Depositary shall find it necessary or
convenient the Depositary shall fix a record
date which shall to the extent reasonably
practicable be the same date if any
applicable to the Deposited Securities a for
the determination of the Owners of
Receipts who shall be i entitled to receive
such dividend distribution or rights or the
net proceeds of the sale thereof or ii entitled
to give instructions for the exercise of
voting rights at any such meeting b on or
after which each American Depositary
Share will represent the changed number of
Shares subject to the provisions of the
Deposit Agreement or c for the
determination of the Owners who shall be
responsible for the fee assessed by the
Depositary pursuant to Article 8 hereof for
inspection of the Share Register maintained
by the Russian Share Registrar.
16.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities if requested in writing
by the Company the Depositary shall as
soon as practicable thereafter mail to the
Owners a notice the Solicitation the form of
which notice shall be in the sole discretion
of the Depositary which shall contain
a such information as is contained in such
notice of meeting received by the
Depositary from the Company b a
statement that the Owners as of the close of
business on a specified record date will be
entitled subject to any applicable provision
of the law of the Russian Federation and of
the Charter of the Company to instruct the
Depositary as to the exercise of the voting
rights or to request a voting proxy from the
Depositary the execution and delivery of
such proxy to be at the expense of the
requesting Owner and such request to be
given to the Depositary in writing and
sufficiently in advance of the date of any
meeting of holders of Shares if any
pertaining to the amount of Shares or other
Deposited Securities represented by their
respective American Depositary Shares and
c a statement as to the manner in which
such instructions may be given.  Upon the
written request of an Owner on such record
date received on or before the date
established by the Depositary for such
purpose the Instruction Date the Depositary
shall endeavor in so far as practicable to
vote or cause to be voted the amount of
Shares or other Deposited Securities
represented by the American Depositary
Shares evidenced by such Receipt in
accordance with the instructions set forth in
such request.  The Depositary shall not vote
or attempt to exercise the right to vote that
attaches to the Shares or other Deposited
Securities other than in accordance with
such instructions.  If no instructions are
received by the Depositary following the
Solicitation from any Owner with respect to
any of the Deposited Securities represented
by the American Depositary Shares
evidenced by such Owners Receipts on or
before the date established by the
Depositary for such purpose such
Deposited Securities shall not be voted at
the meeting and shall not be counted as
being present for the purposes of
establishing a quorum.
      There can be no assurance that the
Depositary will be able to process a request
for a voting proxy sufficiently prior to the
date of any meeting to ensure that the
Owner receives such voting proxy prior to
the meeting.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      In circumstances where the
provisions of Section 4.03 of the Deposit
Agreement do not apply upon any change
in nominal value change in par value
splitsup consolidation or any other
reclassification of Deposited Securities or
upon any recapitalization reorganization
merger or consolidation or sale of assets
affecting the Company or to which it is a
party any securities which shall be received
by the Depositary or a Custodian in
exchange for or in conversion of or in
respect of Deposited Securities shall be
treated as new Deposited Securities under
the Deposit Agreement and American
Depositary Shares shall thenceforth
represent in addition to the existing
Deposited Securities the right to receive the
new Deposited Securities so received in
exchange or conversion unless additional
Receipts are delivered pursuant to the
following sentence.  In any such case the
Depositary may execute and deliver
additional Receipts as in the case of a
dividend in Shares or call for the surrender
of outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.
18.	LIABILITY OF THE
COMPANY AND
DEPOSITARY.
      Neither the Depositary nor the
Company nor any of their respective
directors employees agents or affiliates
shall incur any liability to any Owner or
Beneficial Owner of any Receipt if by
reason of any provision of a any present or
future law or regulation of the United
States or any other country or of any other
governmental or regulatory authority or by
reason of any act of God or war or other
circumstances beyond its control or b in the
case of the Depositary only i any act or
failure to act of the Company or its agents
including the Russian Share Registrar or
their respective directors employees agents
or affiliates ii any provision present or
future of the Charter of the Company or
any other instrument of the Company
governing the Deposited Securities or
iii any provision of any securities issued or
distributed by the Company or any offering
or distribution thereof the Depositary or the
Company shall be prevented delayed or
forbidden from or be subject to any civil or
criminal penalty on account of doing or
performing any act or thing which by the
terms of the Deposit Agreement or
Deposited Securities it is provided shall be
done or performed including in the case of
the Depositary delivery of any Deposited
Securities or distribution of cash or
property in respect thereof pursuant to
Articles 12 and 13 hereof nor shall the
Depositary or the Company or any of their
respective directors employees agents or
affiliates incur any liability to any Owner
or Beneficial Owner of a Receipt by reason
of any nonperformance or delay caused as
aforesaid in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or performed or by reason of any
exercise of or failure to exercise any
discretion provided for in the Deposit
Agreement.  Where by the terms of a
distribution pursuant to Section 4.01 4.02
or 4.03 of the Deposit Agreement or an
offering or distribution pursuant to
Section 4.04 of the Deposit Agreement
such distribution or offering may not be
made available to Owners of Receipts and
the Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds
available to such Owners then the
Depositary shall not make such distribution
or offering and shall allow any rights if
applicable to lapse.  Neither the Company
nor the Depositary assumes any obligation
or shall be subject to any liability under the
Deposit Agreement to Owners or
Beneficial Owners of Receipts except that
i the Company agrees to perform its
obligations specifically set forth in the
Deposit Agreement without negligence or
bad faith and ii the Depositary agrees to
perform its obligations specifically set forth
in the Deposit Agreement without
negligence or bad faith.  The Depositary
shall not be subject to any liability with
respect to the validity or worth of the
Deposited Securities.  Neither the
Depositary nor the Company shall be under
any obligation to appear in prosecute or
defend any action suit or other proceeding
in respect of any Deposited Securities or in
respect of the Receipts which in its opinion
may involve it in expense or liability unless
indemnity satisfactory to it against all
expense and liability shall be furnished as
often as may be required and the Custodian
shall not be under any obligation
whatsoever with respect to such
proceedings the responsibility of the
Custodian being solely to the Depositary.
Neither the Depositary nor the Company
shall be liable for any action or inaction by
it in reliance upon the advice of or
information from legal counsel accountants
any person presenting Shares for deposit
any Owner or Beneficial Owner of a
Receipt or any other person believed by it
in good faith to be competent to give such
advice or information provided however
that advice of or information from legal
counsel is from recognized U.S. counsel
with respect to U.S. legal issues recognized
Russian legal counsel for Russian legal
issues and recognized counsel from any
other jurisdiction for legal issues with
respect to that jurisdiction provided further
however that in the case of the Depositary
this shall include inhouse counsel of the
Depositary with respect to U.S. legal
issues. The Depositary shall not be
responsible for any failure to carry out any
instructions to vote any of the Deposited
Securities or any request for a voting proxy
or for the manner in which any such vote is
cast or the effect of any such vote provided
that any such action or inaction is in good
faith.  The Depositary shall not be liable for
any acts or omissions made by a successor
depositary whether in connection with a
previous act or omission of the Depositary
or in connection with a matter arising
wholly after the removal or resignation of
the Depositary provided that in connection
with the issue out of which such potential
liability arises the Depositary performed its
obligations without negligence or bad faith
while it acted as Depositary.  The
Depositary shall not be liable to the
Company any Owner or Beneficial Owner
or any other person for the unavailability of
Deposited Securities or for the failure to
make any distribution of cash or property
with respect thereto as a result of i any act
or failure to act of the Company or its
agents including the Russian Share
Registrar or their respective directors
employees agents or affiliates ii any
provision of any present or future law or
regulation of the United States the Russian
Federation or any other country iii any
provision of any present or future
regulation of any governmental or
regulatory authority or stock exchange
iv any provision of any present or future
Charter of the Company or any other
instrument of the Company governing the
Deposited Securities v any provision of any
securities issued or distributed by the
Company or any offering or distribution
thereof or vi any act of God or war or other
circumstance beyond its control.  The
Company agrees to indemnify the
Depositary any Custodian and their
respective directors employees agents and
affiliates and any Custodian against and
hold each of them harmless from any
liability or expense including but not
limited to the expenses of counsel which
may arise out of a any registration with the
Commission or the Russian Federal
Commission for Securities Market of
Receipts American Depositary Shares or
Deposited Securities or the offer or sale
thereof or any permit filed or submitted
therefor unless specifically agreed
otherwise by the Company and the
Depositary or out of acts performed or
omitted in accordance with the provisions
of the Deposit Agreement and of the
Receipts as the same may be amended
modified or supplemented from time to
time i by either the Depositary or a
Custodian or their respective directors
employees agents and affiliates except for
any liability or expense arising out of the
negligence or bad faith of either of them or
ii by the Company or any of its directors
employees agents and affiliates or b the
unavailability of Deposited Securities or
the failure to make any distribution of cash
or property with respect thereto as a result
of i any act or failure to act of the Company
or its agents including the Russian Share
Registrar or their respective directors
employees agents or affiliates ii any
provision of any present or future Charter
of the Company or any other instrument of
the Company governing Deposited
Securities or iii any provision of any
securities issued or distributed by the
Company or any offering or distribution
thereof.  No disclaimer of liability under
the Securities Act of 1933 is intended by
any provision of the Deposit Agreement.
19.	RESIGNATION AND
REMOVAL OF THE
DEPOSITARY APPOINTMENT
OF SUCCESSOR CUSTODIAN.
      The Depositary may at any time
resign as Depositary hereunder by written
notice of its election so to do delivered to
the Company such resignation to take effect
upon the appointment of a successor
depositary and its acceptance of such
appointment as provided in the Deposit
Agreement.  The Depositary may at any
time be removed by the Company by
written notice of such removal effective
upon the appointment of a successor
depositary and its acceptance of such
appointment as provided in the Deposit
Agreement.  Whenever the Depositary in
its discretion determines that it is in the best
interest of the Owners of Receipts to do so
it may with the prior written consent of the
Company which consent shall not be
unreasonably witheld appoint a substitute
or additional custodian or custodians.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may
at any time and from time to time be
amended by agreement between the
Company and the Depositary without the
consent of Owners or Beneficial Owners of
Receipts in any respect which they may
deem necessary or desirable.  Any
amendment which shall impose or increase
any fees or charges other than taxes and
other governmental charges registration
fees and cable telex or facsimile
transmission costs delivery costs or other
such expenses or which shall otherwise
prejudice any substantial existing right of
Owners of Receipts shall however not
become effective as to outstanding Receipts
until the expiration of thirty days after
notice of such amendment shall have been
given to the Owners of outstanding
Receipts.  Every Owner of a Receipt at the
time any amendment so becomes effective
shall be deemed by continuing to hold such
Receipt to consent and agree to such
amendment and to be bound by the Deposit
Agreement as amended thereby.  In no
event shall any amendment impair the right
of the Owner of any Receipt to surrender
such Receipt and receive therefor the
Deposited Securities represented thereby
except in order to comply with mandatory
provisions of applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary at any time at the
direction of the Company shall terminate
the Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 90 days
prior to the date fixed in such notice for
such termination.  The Depositary may
likewise terminate the Deposit Agreement
by mailing notice of such termination to the
Company and the Owners of all Receipts
then outstanding if at any time 90 days
shall have expired after the Depositary shall
have delivered to the Company a written
notice of its election to resign and a
successor depositary shall not have been
appointed and accepted its appointment as
provided in the Deposit Agreement.  On
and after the date of termination the Owner
of a Receipt will upon a surrender of such
Receipt at the Corporate Trust Office of the
Depositary and b payment of any
applicable taxes or governmental charges
and the fees and expenses of the Depositary
including the fee of the Depositary for the
surrender of Receipts referred to in
Article 8 hereof be entitled to delivery to
him or upon his order of the amount of
Deposited Securities represented by the
American Depositary Shares evidenced by
such Receipt in the manner provided in
Section 2.05 of the Deposit Agreement.  If
any Receipts shall remain outstanding after
the date of termination the Depositary
thereafter shall discontinue the registration
of transfers of Receipts shall suspend the
distribution of dividends to the Owners
thereof and shall not give any further
notices or perform any further acts under
the Deposit Agreement except that the
Depositary shall continue to collect
dividends and other distributions pertaining
to Deposited Securities shall sell rights and
other property as provided in the Deposit
Agreement and shall continue to deliver
Deposited Securities together with any
dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property in
exchange for Receipts surrendered to the
Depositary after deducting in each case the
fee of the Depositary for the surrender of a
Receipt any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement and any applicable taxes or
governmental charges.  At any time after
the expiration of one year from the date of
termination the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such
sale together with any other cash then held
by it thereunder unsegregated and without
liability for interest for the pro rata benefit
of the Owners of Receipts which have not
theretofore been surrendered such Owners
thereupon becoming general creditors of
the Depositary with respect to such net
proceeds.  After making such sale the
Depositary shall be discharged from all
obligations under the Deposit Agreement
except to account for such net proceeds and
other cash after deducting in each case the
fee of the Depositary for the surrender of a
Receipt any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement and any applicable taxes or
governmental charges.  Upon the
termination of the Deposit Agreement the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
with respect to indemnification charges and
expenses.
22.	ARBITRATION WAIVER OF
IMMUNITIES
      The Deposit Agreement provides
that any controversy claim cause of action
or other dispute each a Dispute brought by
any party or parties to the Deposit
Agreement against the Company arising
out of or relating to the Deposit Agreement
including any question regarding its
existence validity or termination Shares or
other Deposited Securities any American
Depositary Shares or any Receipts shall be
referred to and finally settled by arbitration
in accordance with the Rules of the London
Court of International Arbitration which
rules are deemed to be incorporated by
reference into Section 7.06 of the Deposit
Agreement and judgment upon the award
rendered by the arbitrators may be entered
in any court having jurisdiction thereof
provided that in the event of any thirdparty
litigation to which the Depositary is a party
and to which the Company may properly be
joined the Company may be so joined in
any court of competent jurisdiction in
which such litigation is proceeding and
provided further that any such Dispute
brought by any party hereto against the
Company relating to or based upon the
provisions of the Federal securities laws of
the United States or the rules and
regulations thereunder shall be submitted to
arbitration as provided in the Deposit
Agreement if but only if so elected by the
claimant.  The Deposit Agreement further
provides that any Dispute arising out of or
relating to the Shares or other Deposited
Securities any American Depositary Shares
any Receipts or the Deposit Agreement not
subject to arbitration above shall be
litigated in the Federal and state courts in
the Borough of Manhattan.
      To the extent that the Company or
any of its properties assets or revenues may
have or hereafter become entitled to or
have attributed to it any right of sovereign
immunity from any legal action suit or
proceeding from the giving of an relief in
any respect thereof from setoff or
counterclaim from the jurisdiction of any
court from service of process from
attachment upon or prior to judgment from
attachment in aid of execution or judgment
or other legal process or proceeding for the
giving of any relief or for the enforcement
of any judgment in any jurisdiction in
which proceedings may at any time be
commenced with respect to its obligations
liabilities or any other matter under or
arising our of or in connection with the
Shares or Deposited Securities the
American Depositary Shares the Receipts
or the Deposit Agreement the Company to
the fullest extent permitted by law hereby
irrevocably and unconditionally waives and
agrees not to plead or claim any such
immunity and consents to such relief and
enforcement.
23.	REGISTRATION OF SHARES
RUSSIAN SHARE REGISTRAR
SHARE REGISTER
the Company has agreed in the
Deposit Agreement that it shall at
any time and from time to time
take any and all action as
may be necessary to assure
the accuracy and
completeness of all
information set forth in the
Share Register maintained
by the Russian Share
Registrar in respect of the
Shares or Deposited
Securities
provide or cause the Russian
Share Registrar to provide to
the Depositary the
Custodian or their respective
agents unrestricted access to
the Share Register during
ordinary business hours in
Moscow Russian Federation
in such manner and upon
such terms and conditions as
the Depositary may in its
sole discretion deem
appropriate to permit the
Depositary the Custodian or
their respective agents to
regularly and in any event
not less than monthly
confirm the number of
Deposited Securities
registered in the name of the
Depositary the Custodian or
their respective nominees as
applicable pursuant to the
terms of this Deposit
Agreement and in
connection therewith to
provide the Depositary the
Custodian or their respective
agents upon request with a
duplicate extract from the
Share Register duly certified
by the Russian Share
Registrar or some other
evidence of verification
which the Depositary in its
sole discretion deems
sufficient
cause the Russian Share
Registrar promptly and in
any event within 72 hours
after receipt from the
Custodian or any of its
agents of such
documentation as may be
required by applicable law
and the reasonable and
customary regulations of the
Russian Share Registrar to
effect the reregistration of
ownership of Deposited
Securities in the Share
Register in connection with
any deposit or withdrawal of
Shares or Deposited
Securities under this Deposit
Agreement
permit and cause the
Russian Share Registrar to
permit the Depositary or the
Custodian to register any
Shares or other Deposited
Securities held hereunder in
the name of the Depositary
the Custodian or their
respective nominees which
may but need not be a
nonresident of the Russian
Federation and
cause the Russian Share
Registrar promptly to notify
the Depositary in writing at
any time that the Russian
Share Registrar A
eliminates the name of a
shareholder of the
Company from the Share
Register or otherwise alters
a shareholders interest in
the Companys shares and
such shareholder alleges to
the Company or the
Russian Share Registrar or
publicly that such
elimination or alteration is
unlawful B no longer will
be able materially to
comply with or has
engaged in conduct that
indicates it will not
materially comply with the
provisions of the Deposit
Agreement relating to it
including without limitation
Section 5.13 thereof C
refuses to reregister shares
of the Company in the
name of a particular
purchaser and such
purchaser or its respective
seller alleges that such
refusal is unlawful D holds
shares of the Company for
its own account or E has
materially breached the
provisions of the Deposit
Agreement relating to it
including without limitation
Section 5.13 thereof and
has failed to cure such
breach within a reasonable
time.
the Company has agreed in the
Deposit Agreement that it shall be
liable for the unavailability of
Deposited Securities or for the
failure of the Depositary to make
any distribution of cash or property
with respect thereto as a result of
i the negligence or willful
misconduct of the Company or its
agents including the Russian Share
Registrar or their respective
directors employees agents or
affiliates ii any provision of any
present or future Charter of the
Company or any other instrument of
the Company governing the
Deposited Securities or iii any
provision of any securities issued or
distributed by the Company or any
offering or distribution thereof.
      The Depositary has agreed in the
Deposit Agreement that the Depositary or
the Custodian will regularly and in any
event not less than monthly confirm the
number of Deposited Securities registered
in the name of the Depositary the
Custodian or their respective nominees as
applicable pursuant to the terms of the
Deposit Agreement.  The Company and the
Depositary have agreed in the Deposit
Agreement that for purposes of the rights
and obligations under the Deposit
Agreement and this Receipt of the parties
thereto and hereto the records of the
Depositary and the Custodian shall be
controlling for all purposes with respect to
the number of Shares or other Deposited
Securities which should be registered in the
name of the Depositary the Custodian or
their respective nominees as applicable
pursuant to the terms of the Deposit
Agreement.  In the event of any material
discrepancy between the records of the
Depositary or the Custodian and the Share
Register then if an officer of the ADR
Department of the Depositary has actual
knowledge of such discrepancy the
Depositary will promptly notify the
Company.  In the event of any discrepancy
between the records of the Depositary or
the Custodian and the Share Register the
Company has agreed that whether or not it
has received any notification from the
Depositary it will i use its best efforts to
cause the Russian Share Registrar to
reconcile its records to the records of the
Depositary or the Custodian and to make
such corrections or revisions in the Share
Register as may be necessary in connection
therewith and ii to the extent the Company
is unable to so reconcile such records
promptly instruct the Depositary to notify
the Owners of the existence of such
discrepancy. Upon receipt of such
instruction the Depositary will promptly
give such notification to the Owners
pursuant to Section 4.09 it being
understood that the Depositary may at any
time give such notification to the Owners
whether or not it has received instructions
from the Company and will promptly cease
issuing Receipts pursuant to Section 2.02
until such time as in the opinion of the
Depositary such records have been
appropriately reconciled.
24.	COMPLIANCE WITH U.S.
SECURITIES LAWS
      Notwithstanding anything in this
Deposit Agreement to the contrary the
Company and the Depositary each agrees
that it will not exercise any rights it has under this Deposit Agreement to permit the withdrawal or delivery of Deposited
Securities in a manner which would violate the U.S. securities laws including but not limited to Section I.A.1 of the General
Instructions to the Form F6 Registration
Statement as amended from time to time
under the Securities Act of 1933.




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